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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 22, 2004 with respect to the consolidated financial statements of Roadway Corporation included in Yellow Roadway Corporation's Amendment No. 1 to Current Report on Form 8-K dated March 4, 2004, filed with the Securities and Exchange Commission in the following Registration Statements on Form S-8 (Nos. 33-47946, 333-02977, 333-16697, 333-59255, 333-49618, 333-49620, 333-88268 and
333-111499), the following Registration Statements on Form S-3 (Nos. 333-109896 and 333-113021) and the Registration Statement on Form S-4 (No. 333-108081) of Yellow Roadway Corporation.

                                                          /s/ Ernst & Young LLP


Akron, Ohio
March 4, 2004